AMENDMENT NO. 1

PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement'), dated June 16,1998, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, A I M Distributors, Inc., a Delaware Corporation and The Lincoln National Life Insurance Company, an Indiana life insurance company, is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

     FUNDS AVAILABLE UNDER                     SEPARATE ACCOUNTS                     POLICIES/CONTRACTS FUNDED BY THE
         THE POLICIES                          UTILIZING SOME OR                             SEPARATE ACCOUNTS
                                               ALL OF THE FUNDS
AIM V.I. Capital Appreciation Fund      Lincoln Life Variable Annuity      The Lincoln National Life Insurance Company:
AIM V.I. Diversified Income Fund                  Account N                Flexible Premium Variable Annuity Contracts
AIM V.I. Growth Fund                                                       AN425LL
AIM V.I. International Equity Fund      Lincoln Life Flexible Premium      and state variations thereof
AIM V.I. Value Fund                        Variable Life Account M
                                                                           The Lincoln National Life Insurance Company:
                                        Lincoln Life Flexible Premium      Flexible Premium Variable Life Insurance
                                           Variable Life Account R         Policy LN605LULN615LULN617LL
                                                                           and state variations thereof

                                                                           The Lincoln National Life Insurance Company:
                                                                           Flexible Premium Variable Life Insurance
                                                                           Policy On the Lives of Two Insureds LN650LL
                                                                           and state variations thereof

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedule A to be executed in its name and behalf of its duly authorized officer on the date specified below. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date:

Attest:
Name: Nancy L. Martin
Title: Assistant Secretary

(SEAL)

PAA28AVI.AGR
111098 (2) rr

AIM VARIABLE INSURANCE FUNDS, INC.

'By: -
Name.- Robert H. Graham

Title: President

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A I M DISTRIBUTORS, IN

Attest:
Name: Nancy L. Martin
Title: Assistant Secretary

(SEAL)

Attest:
Name: Steven M. Kluever
Title: Assistant Vice President

(SEAL)

PAA28AVI.AGR 111098 (2) rr

C.

By:
Name: Michael J. Cemo
Title: President

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:
Name: Kelly D. Clevenger
Title: Vice President

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